Exhibit 99.1

PRESS RELEASE

REINSURANCE GROUP OF AMERICA REPORTS
FIRST QUARTER RESULTS
First Quarter Results
•Net income available to RGA shareholders of $4.27 per diluted share, adjusted operating income of $5.66 per diluted share
•ROE of 7.5%, adjusted operating ROE of 13.4%, adjusted operating ROE, excluding notable items of 15.0%, each for the trailing twelve months
•Favorable biometric claims experience across all segments of $196 million on an economic basis, resulting in a current period financial impact of $58 million
•Deployed capital of $418 million into in-force block transactions
•Robust balance sheet with estimated excess capital of $1.9 billion (before the impact of the Equitable Holdings, Inc. transaction), estimated deployable capital of $1.3 billion and ample liquidity

ST. LOUIS, May 1, 2025 - Reinsurance Group of America, Incorporated (NYSE: RGA), a leading global provider of life and health reinsurance, reported first quarter net income available to RGA shareholders of $286 million, or $4.27 per diluted share, compared with $210 million, or $3.16 per diluted share, in the prior-year quarter. Adjusted operating income for the first quarter totaled $378 million, or $5.66 per diluted share, compared with $401 million, or $6.02 per diluted share, the year before. Net foreign currency fluctuations had an unfavorable effect of $0.09 per diluted share on net income available to RGA shareholders and on adjusted operating income, both as compared with the prior year.

Tony Cheng, President and Chief Executive Officer, commented, “Our first quarter was very good, and we are off to a strong start for the year. Our Traditional business performed particularly well as our biometric claims experience was favorable in all geographic segments. We deployed $418 million into in-force transactions, not including the capital that we expect to deploy later this year for the transaction with subsidiaries of Equitable Holdings, Inc. (“Equitable”) that we announced in February. Further, we believe that the capital deployed was into high quality transactions that we expect to deliver attractive returns over time. Recognizing the macro uncertainties, we continue to see an attractive pipeline for both organic new business and in-force transactions, with a good balance between each.”

	Quarterly Results
($ in millions, except per share data)	2025	2024
Net premiums	$4,019	$5,376
Net income available to RGA shareholders	286	210
Net income available to RGA shareholders per diluted share	4.27	3.16
Adjusted operating income	378	401
Adjusted operating income, excluding notable items	378	401
Adjusted operating income per diluted share	5.66	6.02
Adjusted operating income, excluding notable items per diluted share	5.66	6.02
Book value per share	172.53	143.92
Book value per share, excluding accumulated other comprehensive income (AOCI)	153.80	145.83
Book value per share, excluding AOCI and B36	154.60	146.96
Total assets	128,210	106,000

Information regarding the non-GAAP financial measures and operating measures included in this press release, including definitions of these measures, reconciliations to the most comparable GAAP measures and limitations related thereto, is included below under “Non-GAAP Financial Measures and Other Definitions” and in the tables attached to this press release.

In the first quarter, consolidated net premiums totaled $4.0 billion, a decrease of 25% over the first quarter of 2024, with an adverse net foreign currency effect of $60 million. Net premiums for the quarter included a contribution of approximately $85 million from a single premium pension risk transfer transaction in the U.S. Financial Solutions business, compared with approximately $1.9 billion in that business during the prior year quarter. After adjusting for these impacts, consolidated net premiums increased 13%.

Compared with the year-ago period, excluding spread-based businesses, first quarter investment income increased 13%, primarily due to higher average invested assets. Average investment yield decreased to 4.64% in the first quarter, compared with 4.70% in the prior-year period, reflecting lower variable investment income and lower yield on cash and cash equivalents, partially offset by higher new money rates.

The effective tax rate for the quarter was 22.2% on pre-tax income, below the expected range of 23% to 24%, primarily due to U.S. tax benefits received from taxes paid in foreign jurisdictions.

The effective tax rate for the quarter was 21.9% on adjusted operating income before taxes, below the expected range of 23% to 24%, primarily due to U.S. tax benefits received from taxes paid in foreign jurisdictions.

SEGMENT RESULTS

U.S. and Latin America

Traditional

	Quarterly Results
($ in millions)	2025	2024
Net premiums	$1,921	$1,715
Adjusted operating income before taxes	140	128

Quarterly Results
•Results reflected favorable Individual Life large claims experience.

Financial Solutions

	Quarterly Results
($ in millions)	2025	2024
Adjusted operating income before taxes	67	90

Quarterly Results
•Results reflected lower variable investment income.

Canada

Traditional

	Quarterly Results
($ in millions)	2025	2024
Net premiums	$319	$318
Adjusted operating income before taxes	32	46

Net Premiums
•Foreign currency exchange rates had an adverse effect on net premiums of $20 million, compared to the rates in the same period of prior year.

Quarterly Results
•Results reflected unfavorable lapse experience, partially offset by favorable claims experience.
•Foreign currency exchange rates had an adverse effect of $2 million on adjusted operating income before taxes.

Financial Solutions

	Quarterly Results
($ in millions)	2025	2024
Adjusted operating income before taxes	11	7

Quarterly Results
•Results reflected favorable longevity experience.
•Foreign currency exchange rates had an adverse effect of $1 million on adjusted operating income before taxes.

Europe, Middle East and Africa (EMEA)

Traditional

	Quarterly Results
($ in millions)	2025	2024
Net premiums	$540	$496
Adjusted operating income before taxes	50	38

Net Premiums
•Foreign currency exchange rates had an adverse effect on net premiums of $3 million, compared to the rates in the same period of prior year.

Quarterly Results
•Results reflected the timing benefit on an annual premium treaty and favorable claims experience.
•Foreign currency exchange rates had a favorable effect of $1 million on adjusted operating income before taxes.

Financial Solutions

	Quarterly Results
($ in millions)	2025	2024
Adjusted operating income before taxes	90	77

Quarterly Results
•Results reflected favorable overall experience.
•Foreign currency exchange rates had an immaterial effect on adjusted operating income before taxes.

Asia Pacific

Traditional

	Quarterly Results
($ in millions)	2025	2024
Net premiums	$777	$716
Adjusted operating income before taxes	106	109

Net Premiums
•Foreign currency exchange rates had an adverse effect on net premiums of $23 million, compared to the rates in the same period of prior year.

Quarterly Results
•Results reflected favorable overall experience.
•Foreign currency exchange rates had an adverse effect of $2 million on adjusted operating income before taxes.

Financial Solutions

	Quarterly Results
($ in millions)	2025	2024
Net premiums	$112	$46
Adjusted operating income before taxes	59	59

Quarterly Results
•Results reflected lower variable investment income.
•Foreign currency exchange rates had an adverse effect of $1 million on adjusted operating income before taxes.

Corporate and Other

	Quarterly Results
($ in millions)	2025	2024
Adjusted operating income (loss) before taxes	(70)	(38)

Quarterly Results
•Results were unfavorable compared to the expected quarterly average run rate due to lower variable investment income and other one-time items.

Reinsurance Transaction with Equitable Holdings

In February, RGA announced an agreement with subsidiaries of Equitable to reinsure a diversified block of life insurance products and expand their strategic partnership. RGA is reinsuring 75% of Equitable’s in-force life insurance liabilities, consisting of approximately $18 billion of general account reserves and $14 billion of separate account reserves. The transaction is expected to close in mid-2025.

Dividend Declaration

Effective April 29, 2025, the board of directors declared a regular quarterly dividend of $0.89, payable May 27, 2025, to shareholders of record as of May 13, 2025.

Earnings Conference Call

A conference call to discuss first quarter results will begin at 10 a.m. Eastern Time on Friday, May 2, 2025. Interested parties may access the call by dialing 1-844-481-2753 (1-412-317-0669 international) and asking to be joined into the Reinsurance Group of America, Incorporated (RGA) call. A live audio webcast of the conference call will be available on RGA's Investor Relations website at www.rgare.com. A replay of the conference call will be available at the same address for 90 days following the conference call.

RGA has posted to its website an earnings presentation and a Quarterly Financial Supplement that includes financial information for all segments as well as information on its investment portfolio. Additionally, RGA posts periodic reports, press releases and other useful information on its Investor Relations website.

Non-GAAP Financial Measures and Other Definitions

Reinsurance Group of America, Incorporated (the “Company”) discloses certain financial measures that are not determined in accordance with U.S. GAAP. The Company principally uses such non-GAAP financial measures in evaluating performance because the Company believes that such measures, when reviewed in conjunction with relevant U.S. GAAP measures, present a clearer picture of our operating performance and assist the Company in the allocation of its resources. The Company believes that these non-GAAP financial measures provide investors and other third parties with a better understanding of the Company’s results of operations, financial statements and the underlying profitability drivers and trends of the Company’s businesses by excluding specified items which may not be indicative of the Company’s ongoing operating performance and may fluctuate significantly from period to period. These measures should be considered supplementary to the Company’s financial results that are presented in accordance with U.S. GAAP and should not be viewed as a substitute for U.S. GAAP measures. Other companies may use similarly titled non-GAAP financial measures that are calculated differently from the way the Company calculates such measures. Consequently, the Company’s non-GAAP financial measures may not be comparable to similar measures used by other companies.

The following non-GAAP financial measures are used in this document or in other public disclosures made by the Company from time to time:

1.Adjusted operating income, on a pre-tax and after-tax basis, and adjusted operating income per diluted share. The Company uses these measures as a basis for analyzing financial results because the Company believes that such measures better reflect the ongoing profitability and underlying trends of the Company’s continuing operations. Adjusted operating income is calculated as net income available to the Company’s shareholders (or, in the case of pre-tax adjusted operating income, income before income taxes) excluding, as applicable:
•substantially all of the effect of net investment related gains and losses;
•changes in the fair value of embedded derivatives;
•changes in the fair value of contracts that provide market risk benefits;
•non-economic losses at contract inception for direct pension risk transfer single premium business (which are amortized into adjusted operating income within claims and other policy benefits over the estimated lives of the contracts);
•any net gain or loss from discontinued operations;
•the cumulative effect of any accounting changes;
•the impact of certain tax-related items; and
•any other items that the Company believes are not indicative of the Company’s ongoing operations as such items can be volatile and may not reflect the underlying performance of the Company’s business. In addition, adjusted operating income per diluted share is calculated as adjusted operating income divided by weighted average diluted shares outstanding. These measures also serve as a basis for establishing target levels and awards under the Company’s management incentive programs.

Adjusted operating income (loss) before income taxes, when presented at a segment level, is a measure reported to our management for purposes of making decisions about allocating resources to our business segments and assessing the performance of our business segments, and will be presented in our financial statement footnotes beginning with the Company’s annual report on Form 10-K to be filed for the fiscal year ended December 31, 2024 in accordance with ASC 280 – “Segment Reporting.” Adjusted operating income (loss) before income taxes, when presented on a consolidated basis, is a non-GAAP financial measure.

2. Adjusted operating income (on a pre-tax and after-tax basis), excluding notable items, and adjusted operating income per diluted share, excluding notable items. Notable items are items the Company believes may not be indicative of its ongoing operating performance which are excluded from adjusted operating income to provide investors and other third parties with a better understanding of the Company’s results. Such items may be unexpected, unknown when the Company prepares its business plan or otherwise. Notable items presented include the financial impact of the Company’s assumption reviews.
3. Adjusted operating revenue. This measure excludes the effects of net realized capital gains and losses, and changes in the fair value of certain embedded derivatives.
4. Shareholders’ equity position excluding the impact of accumulated other comprehensive income (loss) (“AOCI”), shareholders’ average equity position excluding AOCI, and book value per share excluding the impact of AOCI. The Company believes that these measures provide useful information since such measures exclude AOCI-related items that are not permanent and can fluctuate significantly from period to period, and may not reflect the impact of the underlying performance of the Company’s businesses on shareholders’ equity and book value per share. AOCI primarily relates to changes in interest rates, credit spreads on its investment securities, future policy benefits discount rate measurement gains (losses), market risk benefits instrument-specific credit risk remeasurement gains (losses) and foreign currency fluctuations. The Company also discloses the following non-GAAP financial measures:

•Shareholders’ average equity position excluding AOCI and B36, where B36 refers to the cumulative change in fair value of funds withheld embedded derivatives;
•Shareholders’ average equity position excluding AOCI and notable items; and
•Shareholders’ average equity position excluding AOCI, B36 and notable items.
5. Adjusted operating return on equity. This measure is calculated as adjusted operating income divided by average shareholders’ equity excluding AOCI. Adjusted operating return on equity also serves as a basis for establishing target levels and awards under the Company’s management incentive programs. The Company also discloses the following non-GAAP financial measures:
•Adjusted operating return on equity excluding AOCI and B36;
•Adjusted operating return on equity excluding AOCI and notable items, which is calculated as adjusted operating income excluding notable items divided by average shareholders’ equity excluding notable items and AOCI; and
•Adjusted operating return on equity excluding AOCI, B36 and notable items.

Reconciliations of the foregoing non-GAAP financial measures (to the extent disclosed in this document) to the most comparable GAAP financial measures are provided in the Appendix at the end of this document. Except as otherwise noted herein, the non-GAAP figures and reconciliations presented herein reflect the Company’s adoption of the Financial Accounting Standards Board’s Accounting Standards Update No. 2018-12, “Targeted Improvements to the Accounting for Long-Duration Contracts” and related amendments (“LDTI”). For additional information regarding the Company’s adoption of LDTI, see Note 1 – “Business and Basis of Presentation” and Note 3 – “Impact of New Accounting Standard” in the notes to the Consolidated Financial Statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2023.

The Company is unable to provide reconciliations of the intermediate term targets of consolidated adjusted operating income (loss) before taxes, adjusted operating income (loss) before taxes, excluding notable items (on both a segment-level and consolidated basis), consolidated adjusted operating ROE, respectively, which are forward-looking non-GAAP financial measures, due to, among other things, that these targets are a composite of our goals for future results, the inherent difficulty in forecasting generally, and the difficulty of quantifying accurate forecasts of the numerous components comprising these calculations that would be necessary to provide any such reconciliations. In addition, actual performance in future periods may vary from the intermediate term target ranges for a variety of reasons, including known and unknown risk and uncertainties.

Other Definitions:
•Estimated Excess Capital: Estimate of capital available in excess of management's target level when considering RGA's internal, regulatory and rating agency capital frameworks. Calculation performed annually and adjusted periodically to reflect quarterly activity and updates to management's assumptions. Excludes the announced Equitable transaction which is not expected to close until mid-2025.
•Estimated Deployable Capital: Estimated deployable capital considers capital available for new transactions or available to return to shareholders over the next twelve months. Estimated deployable capital includes management's assumptions of sources and uses of capital, and future management actions over the next twelve months. Management's assumptions consider RGA's internal, regulatory, and rating agency capital frameworks, and these assumptions are subject to change.
•Uncapped (profitable) cohorts: Cohorts with a net premium ratio under 100%.
•Capped (loss) cohorts: Cohorts with a net premium ratio equal to or greater than 100%.
•Floored cohorts: Cohorts with reserves floored at zero as reserves cannot be negative.

About RGA

Reinsurance Group of America, Incorporated (NYSE: RGA) is a global industry leader specializing in life and health reinsurance and financial solutions that help clients effectively manage risk and optimize capital. Founded in 1973, RGA is today one of the world’s largest and most respected reinsurers and remains guided by a powerful purpose: to make financial protection accessible to all. As a global capabilities and solutions leader, RGA empowers partners through bold innovation, relentless execution, and dedicated client focus – all directed toward creating sustainable long-term value. RGA has approximately $4.0 trillion of life reinsurance in force and assets of $128.2 billion as of March 31, 2025. To learn more about RGA and its businesses, please visit www.rgare.com or follow RGA on LinkedIn and Facebook. Investors can learn more at investor.rgare.com.

Cautionary Note Regarding Forward-Looking Statements
This document contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and federal securities laws including, among others, statements relating to projections of the future operations, strategies, earnings, revenues, income or loss, ratios, financial performance, and growth potential of Reinsurance Group of America, Incorporated (the “Company”), and future developments associated with the previously announced transaction relating to the master transaction agreement that a Company subsidiary entered into with subsidiaries of Equitable Holdings, Inc., pursuant to which upon the closing thereof, the Company subsidiary would enter into coinsurance and modified coinsurance agreements with those counterparties (the “Reinsurance Transaction”). Forward-looking statements often contain words and phrases such as “anticipate,” “assume,” “believe,” “continue,” “could,” “estimate,” “expect,” “if,” “intend,” “likely,” “may,” “plan,” “potential,” “pro forma,” “project,” “should,” “will,” “would,” and other words and terms of similar meaning or that are otherwise tied to future periods or future performance, in each case in all derivative forms. Forward-looking statements are based on management’s current expectations and beliefs concerning future developments and their potential effects on the Company. Forward-looking statements are not a guarantee of future performance and are subject to risks and uncertainties, some of which cannot be predicted or quantified. Future events and actual results, performance, and achievements could differ materially from those set forth in, contemplated by, or underlying the forward-looking statements.

Factors that could also cause results or events to differ, possibly materially, from those expressed or implied by forward-looking statements, include, among others: (1) adverse changes in mortality, morbidity, lapsation, or claims experience, (2) inadequate risk analysis and underwriting, (3) adverse capital and credit market conditions and their impact on the Company’s liquidity, access to capital, and cost of capital, (4) changes in the Company’s financial strength and credit ratings and the effect of such changes on the Company’s future results of operations and financial condition, (5) the availability and cost of collateral necessary for regulatory reserves and capital, (6) requirements to post collateral or make payments due to declines in the market value of assets subject to the Company’s collateral arrangements, (7) action by regulators who have authority over the Company’s reinsurance operations in the jurisdictions in which it operates, (8) the effect of the Company parent’s status as an insurance holding company and regulatory restrictions on its ability to pay principal of and interest on its debt obligations, (9) general economic conditions or a prolonged economic downturn affecting the demand for insurance and reinsurance in the Company’s current and planned markets, (10) the impairment of other financial institutions and its effect on the Company’s business, (11) fluctuations in U.S. or foreign currency exchange rates, interest rates, or securities and real estate markets, (12) market or economic conditions that adversely affect the value of the Company’s investment securities or result in the impairment of all or a portion of the value of certain of the Company’s investment securities that in turn could affect regulatory capital, (13) market or economic conditions that adversely affect the Company’s ability to make timely sales of investment securities, (14) risks inherent in the Company’s risk management and investment strategy, including changes in investment portfolio yields due to interest rate or credit quality changes, (15) the fact that the determination of allowances and impairments taken on the Company’s investments is highly subjective, (16) the stability of and actions by governments and economies in the markets in which the Company operates, including ongoing uncertainties regarding the amount of U.S. sovereign debt and the credit ratings thereof, (17) the Company’s dependence on third parties, including those insurance companies and reinsurers to which the Company cedes some reinsurance, third-party investment managers, and others, (18) financial performance of the Company’s clients, (19) the threat of natural disasters, catastrophes, terrorist attacks, pandemics, epidemics, or other major public health issues anywhere in the world where the Company or its clients do business, (20) competitive factors and competitors’ responses to the Company’s initiatives, (21) development and introduction of new products and distribution opportunities, (22) execution of the Company’s entry into new markets, (23) integration of acquired blocks of business and entities, (24) interruption or failure of the Company’s telecommunication, information technology, or other operational systems, or the Company’s failure to maintain adequate security to protect the confidentiality or privacy of personal or sensitive data and intellectual property stored on such systems, (25) adverse developments with respect to litigation, arbitration, or regulatory investigations or actions, (26) the adequacy of reserves, resources, and accurate information relating to settlements, awards, and terminated and discontinued lines of business, (27) changes in laws, regulations, and accounting standards applicable to the Company or its business, (28) the Company’s ability to complete the Reinsurance Transaction on a timely basis or at all, including as a result of the failure to satisfy any closing conditions, including those related to regulatory approvals, or, if the Reinsurance Transaction is completed, to achieve the expected benefits of the Reinsurance Transaction, and (29) other risks and uncertainties described in this document and in the Company’s filings with the Securities and Exchange Commission (“SEC”).

Forward-looking statements should be evaluated together with the many risks and uncertainties that affect the Company’s business, including those mentioned in this document and described in the periodic reports the Company files with the SEC. These forward-looking statements speak only as of the date on which they are made. The Company does not undertake any obligation to update these forward-looking statements, even though the Company’s situation may change in the future, except as required under applicable securities law. For a discussion of the risks and uncertainties that could cause actual results to differ materially from those contained in the forward-looking statements, you are advised to see Item 1A – “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2024, as may be supplemented by Item 1A - “Risk Factors” in the Company’s subsequent Quarterly Reports on Form 10-Q and in our other periodic and current reports filed with the SEC.

Investor Contact
Jeff Hopson
Senior Vice President - Investor Relations
(636) 736-2068
- tables attached -

REINSURANCE GROUP OF AMERICA, INCORPORATED AND SUBSIDIARIES
Reconciliation of Consolidated Net Income to Adjusted Operating Income
(Dollars in millions, except per share data)

(Unaudited)	Three Months Ended March 31,
	2025		2024
		Diluted Earnings Per Share		Diluted Earnings Per Share
Net income available to RGA shareholders	$286	$4.27	$210	$3.16
Reconciliation to adjusted operating income:
Realized (gains) losses, derivatives and other, included in investment related gains (losses), net	53	0.82	185	2.77
Market risk benefits remeasurement (gains) losses	23	0.34	(28)	(0.42)
Realized (gains) losses on funds withheld, included in investment income, net of related expenses	—	—	(2)	(0.03)
Embedded derivatives:
Included in investment related gains/losses, net	9	0.13	(61)	(0.92)
Included in interest credited	8	0.12	10	0.15
Investment (income) loss on unit-linked variable annuities	—	—	1	0.02
Interest credited on unit-linked variable annuities	—	—	(1)	(0.02)
Interest expense on uncertain tax positions	—	—	—	—
Other (1)	(4)	(0.06)	89	1.34
Uncertain tax positions and other tax related items	1	0.01	(4)	(0.06)
Net income attributable to noncontrolling interest	2	0.03	2	0.03
Adjusted operating income	378	5.66	401	6.02
Notable items	—	—	—	—
Adjusted operating income, excluding notable items	$378	$5.66	$401	$6.02

(1)     The Other line item includes pension risk transfer day one loss, market value adjustments on surrender charges and other immaterial items.

REINSURANCE GROUP OF AMERICA, INCORPORATED AND SUBSIDIARIES
Reconciliation of Consolidated Effective Income Tax Rates
(Dollars in millions)

(Unaudited)	Three Months Ended March 31, 2025
	Pre-tax Income (Loss)	Income Taxes	Effective Tax Rate (1)
GAAP income	$369	$81	22.2%
Reconciliation to adjusted operating income:
Realized and unrealized (gains) losses, derivatives and other, included in investment related gains (losses), net	71	18
Market risk benefits remeasurement (gains) losses	29	6
Realized (gains) losses on funds withheld, included in investment income, net of related expenses	—	—
Embedded derivatives:
Included in investment related gains/losses, net	11	2
Included in interest credited	10	2
Investment (income) loss on unit-linked variable annuities	—	—
Interest credited on unit-linked variable annuities	—	—
Interest expense on uncertain tax positions	—	—
Other (2)	(5)	(1)
Uncertain tax positions and other tax related items	—	(1)
Adjusted operating income	485	107	21.9%
Notable items	—	—
Adjusted operating income, excluding notable items	$485	$107
(1)     The Company rounds amounts in the financial statements to millions and calculates the effective tax rate from the underlying whole-dollar amounts. Thus certain amounts may not recalculate based on the numbers due to rounding.
(2)    The Other line item includes pension risk transfer day one loss, market value adjustments on surrender charges and other immaterial items.

REINSURANCE GROUP OF AMERICA, INCORPORATED AND SUBSIDIARIES
Reconciliation of Consolidated Income before Income Taxes to Pre-tax Adjusted Operating Income
(Dollars in millions)

(Unaudited)	Three Months Ended March 31,
	2025	2024
Income before income taxes	$369	$272
Reconciliation to pre-tax adjusted operating income:
Realized (gains) losses, derivatives and other, included in investment related gains (losses), net	71	232
Market risk benefits remeasurement (gains) losses	29	(35)
Realized (gains) losses on funds withheld, included in investment income, net of related expenses	—	(2)
Embedded derivatives:
Included in investment related gains/losses, net	11	(77)
Included in interest credited	10	13
Investment (income) loss on unit-linked variable annuities	—	1
Interest credited on unit-linked variable annuities	—	(1)
Interest expense on uncertain tax positions	—	—
Other (1)	(5)	113
Pre-tax adjusted operating income	485	516
Notable items	—	—
Pre-tax adjusted operating income, excluding notable items	$485	$516

(1)     The Other line item includes pension risk transfer day one loss, market value adjustments on surrender charges and other immaterial items.

REINSURANCE GROUP OF AMERICA, INCORPORATED AND SUBSIDIARIES
Per Share and Shares Data
(In thousands, except per share data)

(Unaudited)	Three Months Ended March 31,
	2025	2024
Earnings per share from net income (loss):
Basic earnings per share	$4.33	$3.20
Diluted earnings per share	$4.27	$3.16

Diluted earnings per share from adjusted operating income	$5.66	$6.02
Weighted average number of common and common equivalent shares outstanding	66,861	66,559

(Unaudited)	At March 31,
	2025	2024
Treasury shares	19,225	19,523
Common shares outstanding	66,086	65,788
Book value per share outstanding	$172.53	$143.92
Book value per share outstanding, before impact of AOCI	$153.80	$145.83

Reconciliation of Book Value Per Share to Book Value Per Share Excluding AOCI and B36 Derivatives

(Unaudited)	At March 31,
	2025	2024
Book value per share outstanding	$172.53	$143.92
Less effect of AOCI:
Accumulated currency translation adjustment	(0.12)	0.88
Unrealized (depreciation) appreciation of securities	(67.24)	(61.74)
Effect of updating discount rates on future policy benefits	86.28	59.36
Change in instrument-specific credit risk for market risk benefits	0.09	0.04
Pension and postretirement benefits	(0.28)	(0.45)
Book value per share outstanding, before impact of AOCI	153.80	145.83
Less effect of B36 derivatives	(0.80)	(1.13)
Book value per share outstanding, before impact of AOCI and B36 derivatives	$154.60	$146.96

REINSURANCE GROUP OF AMERICA, INCORPORATED AND SUBSIDIARIES
Reconciliation of Shareholders' Average Equity to Shareholders' Average Equity Excluding AOCI
(Dollars in millions)

(Unaudited)
Trailing Twelve Months Ended March 31, 2025:	Average Equity
Shareholders' average equity	$10,509
Less effect of AOCI:
Accumulated currency translation adjustment	45
Unrealized (depreciation) appreciation of securities	(4,105)
Effect of updating discount rates on future policy benefits	4,723
Change in instrument-specific credit risk for market risk benefits	4
Pension and postretirement benefits	(25)
Shareholders' average equity, excluding AOCI	9,867
Year-to-date notable items, net of tax	67
Shareholders' average equity, excluding AOCI and notable items	$9,934

Reconciliation of Trailing Twelve Months of Consolidated Net Income to Adjusted Operating Income
and Related Return on Equity
(Dollars in millions)

(Unaudited)		Return on Equity
Trailing Twelve Months Ended March 31, 2025:	Income
Net income available to RGA shareholders	$793	7.5%
Reconciliation to adjusted operating income:
Capital (gains) losses, derivatives and other, net	515
Change in fair value of embedded derivatives	(12)
Tax expense on uncertain tax positions and other tax related items	16
Net income attributable to noncontrolling interest	7
Adjusted operating income	1,319	13.4%
Notable items after tax	169
Adjusted operating income, excluding notable items	$1,488	15.0%

REINSURANCE GROUP OF AMERICA, INCORPORATED AND SUBSIDIARIES
Condensed Consolidated Statements of Income
(Dollars in millions)

(Unaudited)	Three Months Ended March 31,
	2025	2024
Revenues:
Net premiums	$4,019	$5,376
Investment income, net of related expenses	1,232	961
Investment related gains (losses), net	(79)	(149)
Other revenue	88	149
Total revenues	5,260	6,337
Benefits and expenses:
Claims and other policy benefits	3,822	5,132
Future policy benefits remeasurement (gains) losses	(56)	(24)
Market risk benefits remeasurement (gains) losses	29	(35)
Interest credited	299	254
Policy acquisition costs and other insurance expenses	417	387
Other operating expenses	300	283
Interest expense	80	68
Total benefits and expenses	4,891	6,065
Income before income taxes	369	272
Provision for income taxes	81	60
Net income	288	212
Net income attributable to noncontrolling interest	2	2
Net income available to RGA shareholders	$286	$210
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